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                                                                    Exhibit 12.1

                      Appleton Papers Inc. and Subsidiaries
         Statement of Computation of Ratio of Earnings to Fixed Charges
                                   (unaudited)

                                                           1996            1997            1998             1999            2000
                                                       -----------    -------------   ------------    ------------    ------------
Net earnings from continuing operations                $   134,009    $     129,651   $     82,813    $     49,893    $     70,812

Add: Income tax expense                                     70,387           70,611         53,716          17,715          35,725

Add: Interest expense                                       27,235           30,931         60,215          42,926          43,244

Minority interest in net earnings of subsidiaries            1,149            1,237          5,493           4,896           1,230

Equity in net income of unconsolidated affiliates           (5,531)              46         (7,313)              -               -

Portion of rent deemed interest factor                       3,721            3,993          3,878           3,448           3,394
                                                       -----------    -------------   ------------    ------------    ------------

     Total earnings available for fixed charges        $   230,970    $     236,469   $    198,802    $    118,878    $    154,405
                                                       ===========    =============   ============    ============    ============

Fixed charges:

Interest expense                                            27,235           30,931         60,215          42,926          43,244

Portion of rent deemed interest factor                       3,721            3,993          3,878           3,448           3,394
                                                       -----------    -------------   ------------    ------------    ------------

     Total fixed charges                               $    30,956    $      34,924   $     64,093    $     46,374    $     46,638
                                                       ===========    =============   ============    ============    ============

Ratio of earnings to fixed charges                             7.5              6.8            3.1             2.6             3.3
                                                       ===========    =============   ============    ============    ============

                                                                         Nine Months Ended
                                                                    ------------------------------
                                                                     October 1,      September 30,
                                                                       2000             2001
                                                                    ------------    --------------
Net earnings from continuing operations                             $    63,346     $      41,827

Add: Income tax expense                                                  31,911            16,952

Add: Interest expense                                                    31,446            22,815

Minority interest in net earnings of subsidiaries                         1,230                 -

Equity in net income of unconsolidated affiliates                             -                 -

Portion of rent deemed interest factor                                    2,506             2,160
                                                                    -----------     -------------

     Total earnings available for fixed charges                     $   130,439     $      83,754
                                                                    ===========     =============

Fixed charges:

Interest expense                                                         31,446            22,815

Portion of rent deemed interest factor                                    2,506             2,160
                                                                    -----------     -------------

     Total fixed charges                                            $    33,952     $      24,975
                                                                    ===========     =============

Ratio of earnings to fixed charges                                          3.8               3.4
                                                                    ===========     =============
